-Page 6-

THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars, Except Per Share Amounts)

	THIRD QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES	$1,131.3	$1,012.7	$3,316.4	$2,999.3

COSTS AND EXPENSES
Cost of sales	700.2	634.9	2,057.9	1,912.9

Gross Margin	431.1	377.8	1,258.5	1,086.4
% to Net Sales	38.1%	37.3%	37.9%	36.2%

Selling, general and administrative	256.5	231.9	783.7	715.3
% to Net Sales	22.7%	22.9%	23.6%	23.8%

Operating Margin	174.6	145.9	474.8	371.1
% to Net Sales	15.4%	14.4%	14.3%	12.4%

Other-net	25.9	15.4	69.9	45.6
Restructuring charges	2.9	0.9	10.5	10.0

Income from Operations	145.8	129.6	394.4	315.5

Interest-net	20.2	16.5	60.6	49.5

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	125.6	113.1	333.8	266.0
Income taxes	34.2	22.9	89.5	62.3

NET EARNINGS FROM CONTINUING OPERATIONS	$91.4	$90.2	$244.3	$203.7

Loss from discontinued operations (including loss
on disposal of $1.5 million in 2006) before income taxes	—	0.5	—	(1.0)
Income tax benefit on discontinued operations	—	0.2	—	(0.2)

NET LOSS FROM DISCONTINUED OPERATIONS	—	0.3	—	(0.8)

NET EARNINGS	$91.4	$90.5	$244.3	$202.9

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.11	$1.11	$2.96	$2.49
Discontinued operations	—	—	—	(0.01)

Total basic earnings per share of common stock	$1.11	$1.11	$2.96	$2.48

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.09	$1.09	$2.89	$2.43
Discontinued operations	—	—	—	(0.01)

Total diluted earnings per share of common stock	$1.09	$1.09	$2.89	$2.43

DIVIDENDS PER SHARE	$0.31	$0.30	$0.91	$0.88

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	82,288	81,206	82,616	81,853

Diluted	83,999	82,867	84,417	83,669

-Page 7-

THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	September 29, 2007	December 30, 2006
ASSETS

Cash and cash equivalents	$280.6	$176.6
Accounts and notes receivable	906.2	749.6
Inventories	624.5	598.9
Other current assets	84.3	85.2
Assets held for sale	15.5	28.2

Total current assets	1,911.1	1,638.5

Property, plant and equipment	566.3	559.4
Goodwill and other intangibles	2,256.9	1,621.5
Other assets	131.1	116.0

Total assets	$4,865.4	$3,935.4

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term borrowings	$396.0	$320.0
Accounts payable	491.9	445.2
Accrued expenses	501.9	485.9

Total current liabilities	1,389.8	1,251.1

Long-term debt	1,212.2	679.2
Other long-term liabilities	568.3	453.1
Shareowners’ equity	1,695.1	1,552.0

Total liabilities and equity	$4,865.4	$3,935.4

-Page 8-

THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2007	2006	2007	2006

OPERATING ACTIVITIES

Net earnings	$91.4	$90.5	$244.3	$202.9
Depreciation and amortization	42.2	30.0	120.1	91.3
Changes in working capital	(22.3)	(38.2)	(54.4)	(26.5)
Other	19.0	35.0	16.2	52.1

Net cash provided by operating activities	130.3	117.3	326.2	319.8

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(11.5)	(21.2)	(55.0)	(59.8)
Business acquisitions and asset disposals	(55.9)	(24.4)	(619.1)	(540.2)
Proceeds from long-term borrowings	—	—	529.8	—
Cash dividends on common stock	(25.4)	(24.3)	(74.9)	(71.6)
Other	17.4	(13.2)	(3.0)	(64.7)

Net cash used in investing and financing activities	(75.4)	(83.1)	(222.2)	(736.3)

Increase(Decrease) in Cash and Cash Equivalents	54.9	34.2	104.0	(416.5)

Cash and Cash Equivalents, Beginning of Period	225.7	207.1	176.6	657.8

Cash and Cash Equivalents, End of Period	$280.6	$241.3	$280.6	$241.3

Free Cash Flow Computation

Operating cash flow	$130.3	$117.3	$326.2	$319.8
Less: capital and software expenditures	(11.5)	(21.2)	(55.0)	(59.8)

Free cash flow (before dividends)	$118.8	$96.1	$271.2	$260.0

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

-Page 9-

THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES
Construction & DIY	$457.4	$445.8	$1,336.2	$1,286.8
Industrial	300.3	266.1	915.5	841.4
Security	373.6	300.8	1,064.7	871.1

Total	$1,131.3	$1,012.7	$3,316.4	$2,999.3

SEGMENT PROFIT
Construction & DIY	$77.0	$80.6	$207.2	$203.1
Industrial	41.7	28.6	133.4	85.4
Security	68.8	51.4	182.1	129.7

Segment Profit	187.5	160.6	522.7	418.2
Corporate Overhead	(12.9)	(14.7)	(47.9)	(47.1)

Total	$174.6	$145.9	$474.8	$371.1

Segment Profit as a Percentage of Net Sales
Construction & DIY	16.8%	18.1%	15.5%	15.8%
Industrial	13.9%	10.7%	14.6%	10.1%
Security	18.4%	17.1%	17.1%	14.9%

Segment Profit	16.6%	15.9%	15.8%	13.9%
Corporate Overhead	-1.2%	-1.5%	-1.5%	-1.5%

Total	15.4%	14.4%	14.3%	12.4%